                  [Letterhead of Thompson & Mitchell]


                           November 21, 1994



Board of Directors
Central Mortgage Bancshares, Inc.
4435 Main Street
Kansas City, Missouri 64111

Gentlemen:

           You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Central Mortgage Bancshares, Inc. ("CMB") with and into Ameribanc, Inc. ("ABNK"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

           In connection with the preparation of our opinion, we have examined and have relied upon the following:

           (i)  The Amended and Restated Agreement and Plan of
           Merger by and among MBI, ABNK and CMB, dated as of November 1, 1994 (the "Plan");

           (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement and Prospectus contained therein, to be filed with the Securities and Exchange
           Commission on November 17, 1994 (the "Registration
           Statement");

           (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

           (iv) The representations and undertakings of CMB and certain holders of CMB common stock, par value $1.00 per share ("CMB Common Stock"), substantially in the form of Exhibits B and C hereto; and

           (v) The Rights Plan between MBI and Mercantile Bank of St. Louis National Association (as successor in interest to Mercantile Bank National Association), dated May 23, 1988.


           Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the opinions expressed herein may be inapplicable.

Central Mortgage Bancshares, Inc.
November 21, 1994
Page 2

                               OPINIONS

           Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

           1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and CMB, ABNK, and MBI each will constitute a "party to a reorganization" within the meaning of section 368(b) of the Code.

           2. Each shareholder of CMB who exchanges, in the Merger, shares of CMB Common Stock solely for shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"):

           a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

           b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate basis of the shares of CMB Common Stock surrendered (Code section 358(a)(1)); and

           c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of CMB Common Stock surrendered were held, provided that the shares of CMB Common Stock surrendered were capital assets in the hands of such holder (Code section 1223(1)).

           3. Each shareholder of CMB who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of CMB Common Stock surrendered were capital assets in the hands of such holder, the receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

           4. Each shareholder of CMB who receives solely cash as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of CMB Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder and
(y) such shareholder's basis for the shares of CMB Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or loss if the shares of CMB Common Stock surrendered were capital assets in the hands of the holder, and long-term or short-

Central Mortgage Bancshares, Inc.
November 21, 1994
Page 3


term depending on the holder's holding period for each block of CMB Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the CMB Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

           The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each CMB shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

           A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such shareholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

           A cash payment will result in a "complete redemption" of a shareholder's stock interest if such shareholder does not actually or constructively own any stock after the Merger. A reduction in a shareholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such shareholder after the receipt of the cash payment is less than four-fifths (80%) of the percentage of outstanding shares actually and constructively owned by such shareholder immediately prior to the receipt of the cash payment, and (ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1); United
                                                         ------
States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev. Rul. 76-
- ---------------                       ---- ----
385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

           Under the traditional analysis (which apparently continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by CMB in a hypothetical redemption of CMB Common Stock immediately prior to, and in a transaction separate from, the Merger (a "deemed CMB redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing (x) the shareholder's actual and constructive stock interest in CMB before the deemed CMB redemption, with (y) such shareholder's actual and constructive stock interest in CMB after the deemed CMB redemption (but before the Merger). Nevertheless, in view of Commissioner v. Clark, 489 U.S. 726 (1989), many tax
- ---------------------
practitioners believe that the continuing validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned should be treated in accordance with the principles of Commissioner v. Clark, supra, as if the
                       ---------------------  -----
CMB Common Stock exchanged for cash in the Merger

Central Mortgage Bancshares, Inc.
November 21, 1994
Page 4


had instead been exchanged in the Merger for shares of MBI Common Stock followed immediately by a redemption of such shares by MBI for the cash payment (a "deemed MBI redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the shareholder's actual and constructive stock interest in MBI before the deemed MBI redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), with (ii) such shareholder's actual and constructive stock interest in MBI after the deemed MBI redemption. Because this analysis is more likely to result in capital gain treatment than the traditional analysis, each CMB shareholder who receives solely cash in exchange for all of the CMB Common Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

           The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such shareholder and shares constructively owned by such shareholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a shareholder's interest has occurred for purposes of Code section 302.

                       * * * * * * * * * * * *

           We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by the above opinions, including without limitation, (i) the tax consequences, if any, to those shareholders of CMB who acquired shares of CMB Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinions are based upon the Code, Treasury Regulations proposed or promulgated thereunder, administrative interpretations and judicial precedents relating to the Code or Treasury Regulations as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the opinions expressed herein may become inapplicable.

           The foregoing opinions reflect our legal judgment solely on the issues presented and discussed herein. These opinions have no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service will agree with the opinions expressed herein, nor can we assure you that any court of competent jurisdiction will agree with such opinions.

Central Mortgage Bancshares, Inc.
November 21, 1994
Page 5

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in the Registration Statement.

                                      Very truly yours,

                                      /s/ Thompson & Mitchell

                                                              Exhibit A

                              CERTIFICATE
                              -----------

           The undersigned, Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), through _________________, its [Officer's Title] HEREBY CERTIFIES that (a) it is familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Merger by and among MBI, Ameribanc, Inc., a Missouri corporation ("ABNK"), and Central Mortgage Bancshares, Inc., a Missouri corporation ("CMB"), dated as of November 1, 1994 (the "Agreement"), and (b) it is aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to CMB that the merger of CMB with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

           The undersigned HEREBY FURTHER CERTIFIES that:

           (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each CMB shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the CMB common stock, par value $1.00 per share ("CMB Common Stock"), exchanged in the Merger by each such shareholder.

           (2) Except as otherwise set forth by the undersigned on an attachment hereto and excluding the contemplated sale of MBI Common Stock by the Central Mortgage Bancshares, Inc. Restated Employee Stock Ownership Plan to raise funds to retire debt, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of CMB Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

           (3) Before the Merger, MBI will be in control of ABNK within the meaning of section 368(c) of the Code.

           (4) After the Merger, (a) ABNK will not issue additional shares of ABNK's stock that would result in MBI losing control of ABNK within the meaning of section 368(c) of the Code, and (b) ABNK will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in ABNK that, if exercised or converted, would affect MBI's retention of control of ABNK (as defined above).

           (5) Neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section
1504) (the "MBI Affiliated Group") has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the shareholders of CMB in the Merger. MBI may, however, and solely for business purposes unrelated to the Merger, acquire MBI Common Stock from time to time through anonymous purchases on an established securities market at prices then prevailing in such market.

           (6)  MBI has no plan or intention (a) to liquidate ABNK
(b) to merge ABNK with and into another corporation, (c) to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of ABNK, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business, or dispositions approved by Thompson & Mitchell, to cause, suffer, or permit ABNK to sell or otherwise dispose (whether by dividend distribution or otherwise) of (i) any assets of CMB acquired in the Merger, or (ii) any assets of any other member of CMB's "affiliated group" (as defined above) (the "CMB Affiliated Group").

           (7) After the Merger, ABNK will continue the historic businesses of CMB and the other members of the CMB Affiliated Group, or will use a significant portion of the historic business assets of the CMB Affiliated Group in a business (no stock of any member of the CMB Affiliated Group shall be treated as a business asset for purposes of this representation).

           (8) MBI, ABNK, CMB, and the shareholders of CMB will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or ABNK may pay and assume those expenses of CMB that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those expenses described in Section 5.07 of the Agreement.

           (9) Except with regard to MBI Common Stock and Transactional Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay any amount or incur any liability to or for the benefit of any person other than CMB in connection with the Merger, and no liability to which CMB Common Stock is subject will be extinguished as a result of the Merger or assumed by MBI or any other member of the MBI Affiliated Group. For purposes of this representation,
(a) the term "liability" shall include any contingent or other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a CMB shareholder or otherwise to cause the release of such guaranty), and (b) the term "Transactional Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) for legal, accounting, and investment banking and/or advisor services rendered to MBI or CMB, if any, (ii) as compensation to any CMB employee for services rendered in the ordinary course of his or her employment, and (iii) to dissenters, if any.

           (10) No indebtedness between CMB or any other member of the CMB Affiliated Group, on the one hand, and ABNK or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between CMB, on the one hand, and ABNK, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

           (11) The payment of cash in lieu of fractional shares of MBI Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the CMB shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the CMB shareholders in exchange for their shares of CMB Common Stock. The fractional share interests of each CMB shareholder will be aggregated, and no CMB shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

           (12) None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of CMB will be separate consideration for, or allocable to, any of their shares of CMB Common Stock; none of the shares of MBI Common Stock received in the Merger by any CMB shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any CMB shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

           (13) With regard to the Rights Agreement by and between MBI and Mercantile Bank of St. Louis National Association (as successor in interest to Mercantile Bank National Association) as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

           (14) Neither MBI nor any other member of the MBI
Affiliated Group has owned, directly or indirectly, any stock of CMB within the last five years.

           (15) All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with CMB assets.
           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this _____ day of ____________, 1994.

                                      MERCANTILE BANCORPORATION INC.



                                      By ________________________________

                                                              Exhibit B

                          OFFICER CERTIFICATE
                          -------------------

           The undersigned,       *      , [Officer's Title] of
                            -------------
Central Mortgage Bancshares, Inc., a Missouri corporation ("CMB"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("ABNK"), and CMB dated as of November 1, 1994, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to CMB that the merger of CMB with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

           The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
CMB, that:

           (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each CMB shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the CMB common stock, par value $1.00 per share ("CMB Common Stock"), surrendered in the Merger by each such shareholder.

           (2) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the CMB Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of CMB Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock to be received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated, of less than 50 percent of the value of all of the formerly outstanding CMB Common Stock as of the such date. For purposes of this representation, shares of CMB Common Stock exchanged for cash or other property, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on such date. Moreover, all shares of CMB Common Stock and/or shares of MBI Common Stock held by CMB shareholders and otherwise sold, redeemed, or disposed of before or after such date will be taken into account in making this representation (including the contemplated sale of MBI Common Stock by the Central Mortgage Bancshares, Inc. Restated Employee Stock Ownership Plan to raise funds to retire debt).

           (3) CMB will transfer to ABNK in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by CMB immediately prior to the Merger. For purposes of this representation, CMB assets used to pay shareholders who receive cash, and CMB assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of CMB held immediately prior to the Merger. For purposes of this representation, any asset of CMB or any other member of CMB's "affiliated group" (as the quoted term is defined in Code section
1504) (the "CMB Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of CMB held immediately prior to the Merger.

           (4) At the time of the Merger and except with regard to Transactional Costs (as defined below), each liability of CMB or each liability to which an asset of CMB is subject will have been incurred by CMB in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transactional Costs, CMB will have neither paid any amount nor incurred any liability, directly or indirectly, to or for the benefit of any person to induce such person's assistance or acquiescence in, or vote in favor of, the Merger. For purposes of this representation, (a) the term "CMB" shall be deemed also to refer to each other member of the CMB Affiliated Group, (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a CMB shareholder or to otherwise cause the release of such guaranty), and (c) the term "Transactional Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) for legal, accounting, and investment banking and/or advisor services rendered to CMB, if any, and (ii) as compensation to any CMB employee for services rendered in the ordinary course of his or her employment.

           (5) Before the Merger, CMB will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in CMB that, if exercised or converted after the Merger, would affect MBI's retention of control of ABNK (within the meaning of section 368(c) of the Code).

           (6) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to CMB's shareholders will be paid by those shareholders and not by CMB.
CMB will pay its own expenses that are incurred in connection with the Merger.

           (7) No indebtedness between CMB or any other member of the CMB Affiliated Group, on the one hand, and ABNK or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section
453B), between CMB, on the one hand, and ABNK, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

           (8) The fair market value of the assets of CMB to be transferred to ABNK will exceed the sum of the amount of liabilities to be assumed by ABNK, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

           (9) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the CMB shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the CMB shareholders in exchange for their shares of CMB Common Stock. The fractional share interests of each CMB shareholder will be aggregated, and no CMB shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

           (10) None of the compensation paid or accrued before the Merger to or for the benefit of any CMB shareholder-employee will be separate consideration for, or allocable to, any of their shares of CMB Common Stock; none of the shares of MBI Common Stock received in the Merger by any CMB shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any CMB shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that indicates (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of CMB this _____ day of _______________, 1994.



                                    ------------------------------

                                                              Exhibit C

                              CERTIFICATE
                              -----------

           [Shareholder's Name], a shareholder of Central Mortgage
           --------------------
Bancshares, Inc., a Missouri corporation ("CMB"), who holds
(beneficially or otherwise)   #   shares of CMB common stock, par
                            -----
value $1.00 per share ("CMB Common Stock"), HEREBY CERTIFIES that
(a) I am familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("ABNK"), and CMB dated as of November 1, 1994, (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to CMB that the merger of CMB with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

           The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.
           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that indicates (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this _____ day of _______________, 1994.



                                        [Shareholder's Name]
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